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                                                                      EX.99.H.7.

                 FORM OF SECURITIES LENDING MANAGEMENT AGREEMENT

                              (Mutual Fund Lenders)

      SECURITIES LENDING MANAGEMENT AGREEMENT (this "Agreement"), dated as of February 1, 2005, by and between each of the entities listed on Annex B, acting on behalf of itself or, in the case of a series company, on behalf of one or more of its portfolio series listed on Annex B (each a "Lender") and Credit Suisse First Boston, New York Branch ("Manager").

      IN CONSIDERATION OF the mutual representations, warranties and covenants made herein, the parties hereto hereby agree as follows:

      1. DEFINITIONS. Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A.

      2. APPOINTMENT AND AUTHORIZATION.

      (a) Appointment.

            (i) Lender hereby appoints Manager as Lender's agent for the purpose of providing, and hereby authorizes Manager to provide, the securities lending management services set forth in this Agreement (the "Securities Lending Management Services"), and Manager hereby accepts such appointment subject to the terms and conditions of this Agreement.

            (ii) Lender hereby authorizes Manager to engage in such acts as Manager deems necessary or desirable for the performance of the Securities Lending Management Services and Lender hereby appoints Manager as Lender's attorney-in-fact to execute any documents or instruments deemed by Manager to be necessary or desirable to effect the same (including, without limitation, any applicable Related Agreements). Lender agrees to be bound by each such Related Agreement as if the same were executed and delivered directly by Lender. Upon Lender's request, Manager shall make available to Lender copies of all such agreements then in effect.

      (b) Acknowledgements. Lender hereby acknowledges that it has been fully informed with respect to, consents to, and makes such appointment notwithstanding the following facts and circumstances, which may give rise to a conflict of the interests of Manager with those of Lender: (i) Manager or its affiliates may from time to time act on behalf of (including in a fiduciary capacity), or engage in transactions other than Loans with, Approved Borrowers;
(ii) Manager or its affiliates acts as agent for other lenders of securities and in such capacity may make loans and investments and reinvestments of cash collateral for such loans and proceeds thereof, which may from time to time preclude Manager from making Loans or Cash Collateral Investments for, or be on terms more favorable than those afforded to, Lender; (iii) Manager or its affiliates may from time to time act as borrower or counterparty with respect to Loans and Cash Collateral Investments; (iv) Manager or its affiliates may act as broker, dealer or investment advisor with respect to such Cash Collateral Investments; (v) Manager may select and utilize any broker, dealer or agent, including affiliates of Manager, to effect Cash Collateral Investments; and (vi) Manager may use any recognized pricing information service in order to perform its valuation responsibilities with respect to Loaned Securities and Loan Collateral; provided, however, that, with respect to Loaned Securities consisting of mortgage-backed securities, Manager may use its internal pricing sources (including its affiliates) to perform such valuation responsibilities.

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      3. SECURITIES LENDING MANAGEMENT SERVICES.

      (a) Operating Guidelines. Manager, Lender and Custodian shall operate in accordance with the Operating Guidelines, as agreed.

      (b) Securities Borrowing Agreements. Manager may from time to time in its sole discretion enter into Securities Borrowing Agreements. Subject to the terms and conditions of this Agreement, Manager agrees, as Lender's agent, to exercise Lender's rights and remedies under Securities Borrowing Agreements, including, without limitation: (x) marking Loans to the market; and (y) collecting all Loan Collateral, all interest and other distributions payable by Approved Borrowers in respect of Loaned Securities and any Loan Fees and causing the same to be deposited in the Collateral Account or otherwise credited to Lender, as applicable. Manager shall delete any Approved Borrower from the list of Approved Borrowers upon receipt of Written Instructions to do so.

      (c) Loans.

            (i) Manager may from time to time negotiate and make Loans for and on behalf of Lender on such terms as Manager determines are commercially reasonable. Manager may terminate any Loan with an Approved Borrower in its reasonable discretion upon obtaining consent from Lender. Notwithstanding the foregoing, Manager shall terminate any such Loan, without obtaining consent from Lender, as soon as practicable: (A) after receipt by Manager of a notice of termination of such Loan from such Approved Borrower; (B) after receipt by Manager of Written Instructions to do so; (C) after receipt by Manager of Written Instructions requesting the deletion of such Approved Borrower from the list of Approved Borrowers; and (D) upon the termination of this Agreement. Manager shall equitably allocate securities loans (including Loans) made by it as agent among all lenders for which it acts as agent, and the making of a loan for a lender other than Lender shall not give rise to any obligation on the part of Manager to allocate any portion of such loan to Lender or to make any Loan on behalf of Lender.

            (ii) Lender acknowledges and agrees that Lender shall have no voting rights and may not participate in any dividend reinvestment plans with respect to Loaned Securities. It is further acknowledged and agreed that
      (x) Lender shall be responsible for notifying Manager of any return of Loaned Securities required to enable Lender to exercise any voting rights, participate in any rights offering, warrant or option transaction, or take any other similar action in respect of such Loaned Securities, (y) Manager shall have no obligation to determine when and whether the return of Loaned Securities is required for such purposes and, absent such notice from Lender given on a timely basis, Manager shall have no obligation to make Loaned Securities available to Lender for any such purposes, and (z) upon receipt of such timely notice from Lender, Manager shall use its best efforts to cause the return of Loaned Securities to Lender. Manager shall cause to be credited to Lender the amount of all cash dividends and other cash distributions received from the applicable Approved Borrower on Loaned Securities that are out on Loan on the record date therefor that Lender would have received had the same not been then out on Loan; Manager shall have no obligation to credit such amounts to Lender unless and until Manager receives such cash dividends or cash distributions. All non-cash dividends or distributions, if any, on Loaned Securities shall be deemed to be Loaned Securities.

            (iii) Lender shall notify Manager in writing of any applicable restrictions or limitations regarding any Loanable Securities including, without limitation, the amount of Loanable Securities that may be out on Loan at any time, the type of permissible collateral and restrictions or prohibitions, if any, as to the identity of, and credit exposure limits for, any Approved Borrower.

            (iv) It is understood and agreed that (A) the identity of Lender may be disclosed by Manager to an Approved Borrower under a Loan at any time on and after the making of the Loan, (B) all Loans will be transacted by Manager for Lender on a fully disclosed agency basis and (C) Lender shall provide to Manager Lender's financial statements and such other information as Manager may request.

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      (d) Collateral. At the making of each Loan, Manager shall require the deposit in the Collateral Account by the applicable Approved Borrower of Loan Collateral in an amount at least equal to the Required Margin Level (the "Required Margin Level") set forth on Schedule III hereto. Manager shall accept substitute collateral which is Cash Collateral or Non-Cash Collateral and mark to market all Loans on a daily basis in accordance with Manager's customs and practices. Lender acknowledges and agrees that Manager may determine not to require the deposit of any additional Loan Collateral if the amount thereof is, in the sole judgment of Manager, not material in relation to the Market Value of the related Loaned Securities. Lender acknowledges and agrees that it shall be obligated to pay, or cause to be paid, a Rebate to Approved Borrowers (only with respect to Cash Collateral) and that under the terms of the Securities Borrowing Agreements all dividends and distributions on Non-Cash Collateral are the property of the applicable Approved Borrower. Manager shall have the right to hold back delivery of related Collateral to the Approved Borrower upon termination of a Loan in an amount at least equal to the declared but unpaid distributions or any other sum due and owing at the time until such distributions or sum are paid in full.

      (e) Cash Collateral Investments. Manager shall, for and on behalf of Lender, invest and reinvest in Approved Investments all or substantially all of the Cash Collateral and proceeds of Cash Collateral Investments held from time to time in the Collateral Account and, in connection therewith, may buy, sell, liquidate, or offset any Cash Collateral Investments. Lender acknowledges and agrees that Cash Collateral may be invested and reinvested on a commingled basis with cash that collateralizes securities loans made by Manager as agent for principals other than Lender, provided that, in each such case, Manager's records will reflect the portion of any commingled investments that are allocable as collateral for the obligations owing to Lender in respect of the Loans. Lender shall be obligated to return, or cause to be returned, Loan Collateral to Approved Borrowers without giving effect to Cash Collateral Investment Shortfalls and agrees to deliver to Manager for deposit in the Collateral Account, on demand and in immediately available funds, an amount equal to such Cash Collateral Investment Shortfalls.

      (f) Recordkeeping and Reports. Manager shall establish and maintain records reasonably necessary to account for all Loans, Program Income and Manager's Fees, and shall provide to Lender a report thereof on a monthly basis for the preceding month, all in accordance with Manager's customs and practices as in effect from time to time.

      (g) Exercise of Remedies. Manager shall, in its sole judgment and discretion, determine whether there has been a Borrower Event of Default and exclusively exercise on behalf of Lender (and Manager, if applicable) its or their remedies against an Approved Borrower upon the occurrence of a Borrower Event of Default. Manager shall be under no obligation or duty to exercise on behalf of Lender or Manager any specific remedy available to Lender or Manager under a Securities Borrowing Agreement.

      4. MANAGER'S COMPENSATION. For the performance of its obligations under this Agreement, Lender shall pay to Manager monthly in arrears the fee (the "Manager's Fee") set forth on Schedule III hereto.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      (a) Representations and Warranties of Manager. Manager represents and warrants that: (i) this Agreement has been duly authorized by it and this Agreement is the legal, valid and binding obligation of Manager, enforceable against Manager in accordance with its terms; and (ii) the persons executing this Agreement have been duly and properly authorized to do so.

      (b) Representations and Warranties of Lender. Lender represents and warrants to Manager that:

            (i) Lender has the power and authority to enter into this Agreement and each other Related Agreement to which it is a party. Each of this Agreement and the other Related Agreements to which Lender is a party has been duly authorized by Lender and, upon the execution and delivery hereof and thereof by Lender or Manager, as Lender's agent is and will be the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms.

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            (ii) Lender has, or will have at the time of transfer of any
      Loanable Security, the right to transfer such Loanable Security subject to the terms and conditions hereof, and such Loanable Securities, at the time of each Loan, will be free and clear of any liens, encumbrances or other adverse claims.

            (iii) Neither this Agreement nor any other Related Agreement to which Lender is a party, upon its execution and delivery, does or will violate any statute, regulation, rule, order or judgment binding on Lender or any provision of any of Lender's organizational documents, or any agreement binding on Lender or affecting Lender's property.

            (iv) The person executing this Agreement and all other Related Agreements to which Lender is a party and all Authorized Persons acting on behalf of Lender, have and will be duly and properly authorized to do so.

            (v) Lender has not relied on Manager for any tax, accounting, regulatory, legal, financial or investment advice concerning this Agreement, any Related Agreement or any Loans or Cash Collateral Investments and has made its own determination as to the tax, accounting, regulatory, legal and financial treatment of this Agreement, any Related Agreement and all Loans and Cash Collateral Investments and any dividends, distributions or other funds received hereunder or under any Securities Borrowing Agreement.

            (vi) Each representation and warranty made by Lender in the Related Agreements is true, correct and complete on the date hereof and will be true, correct and complete on the date each Loan is made and continually throughout the term of this Agreement and each other Related Agreement.

            (vii) None of the Loanable Securities are assets of an "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

      (c) Continued Effectiveness of Representations and Warranties. All of the representations and warranties of Manager and Lender made in this Section 5 shall be deemed to be continuing and reaffirmed at the time of the making of each Loan and at all times such Loan is outstanding.

      6. BORROWER DEFAULT; GUARANTY BY MANAGER.

      (a) If an Approved Borrower fails to return any Loaned Securities when due in accordance with the terms of the applicable Securities Borrowing Agreement (the "Return Date") due to (i) a Default (as such term is defined in the applicable Securities Borrowing Agreement) of the Approved Borrower as set forth in Section 11.5 (if the applicable Securities Borrowing Agreement is the 1993 version of the Bond Market Association's Master Securities Loan Agreement) or
Section 12.5 (if the applicable Securities Borrowing Agreement is the 2000 version of the Bond Market Association's Master Securities Loan Agreement) of the applicable Securities Borrowing Agreement, or (ii) an Event of Default (as such term is defined in the applicable Securities Borrowing Agreement) of the Approved Borrower as set forth in Clause 12(D) (if the applicable Securities Borrowing Agreement is the 1995 version of the International Securities Lending Association's Overseas Securities Lender's Agreement) or Paragraph 14.1 (if the applicable Securities Borrowing Agreement is the 2000 version of the International Securities Lending Association's Global Master Securities Lending Agreement) of the applicable Securities Borrowing Agreement, then Manager shall pay to Lender an amount equal to (x) the Market Value of such Loaned Securities as of the Return Date minus (y) the sum of the Collateral Value related to such Loaned Securities plus Cash Collateral Investment Shortfalls, each as of the date determined by Manager in its discretion.

      (b) Upon and to the extent of performance by Manager under Section 6(a) hereof, Manager shall be subrogated to all rights of Lender against the applicable Approved Borrower and Lender shall assign and be deemed to have assigned to Manager, all of such Lender's rights in, to and against such Approved Borrower in respect of the related Loan. In addition, in the event that Lender receives or is credited with any payment in cash or in-kind from or on behalf of the Approved Borrower in respect of rights to which Manager is subrogated as provided herein,

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Lender shall promptly remit or pay to Manager the same (or, where applicable, its United States Dollar equivalent). To the extent that any rights or interests to which Manager is subrogated, or which are assigned to Manager, in accordance with this paragraph (b) are reduced or impaired in respect of rights of setoff or defenses relating to Lender, Lender will make appropriate reimbursement to Manager as reasonably determined in good faith by Manager.

      (c) Any indemnities provided under Section 6(a) with respect to Loans where any entity that directly, or indirectly through one or more intermediaries, controls Credit Suisse First Boston or that is controlled by or is under common control with Credit Suisse First Boston is the Approved Borrower shall be deemed to be issued by Credit Suisse First Boston acting through its head office in Zurich, Switzerland.

      (d) WITHOUT LIMITING THE PROVISIONS OF THIS SECTION 6 OR WAIVER OF ANY RIGHTS GIVEN TO LENDER UNDER ANY SECURITIES BORROWING AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES AND THAT, THEREFORE, THE LOAN COLLATERAL MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF AN APPROVED BORROWER'S OBLIGATIONS IN THE EVENT SUCH APPROVED BORROWER FAILS TO RETURN THE LOANED SECURITIES.

      7. CONCERNING MANAGER.

      (a) Liability of Manager. Except as otherwise expressly provided in this Agreement, Manager shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by Lender, except those costs, expenses, damages, liabilities or claims arising out of the gross negligence, bad faith or willful misconduct of Manager. Manager shall have no obligation under this Agreement for costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) which are sustained or incurred by reason of any action, inaction or financial failure by or of a Clearing System or depository or subcustodian, or their nominees, and the successors and assigns of the foregoing (including, without limitation, Custodian holding Loanable Securities, Loan Collateral or other property in connection with this Agreement), or as a result of reliance by Manager upon information provided by any pricing information service. Manager shall not be liable for the acts or omissions of any broker, dealer or agent selected by it to execute Cash Collateral Investments. Except as otherwise expressly provided in this Agreement, in no event shall Manager be liable for special, indirect, consequential or punitive damages, or lost profits or loss of business, arising under or in connection with this Agreement or the transactions contemplated hereby, even if previously informed of the possibility of such damages or losses.

      (b) Approved Borrowers. Lender shall have responsibility for approving the borrowers, and Manager shall not be liable for any loss or damage suffered as a result of any such approval (other than as provided in Section 6(a)).

      (c) Reliance on Instructions. Manager shall be entitled to rely upon any Written Instructions or oral instructions of an Authorized Person or a person believed by Manager to be an Authorized Person received by Manager and believed by Manager to be duly authorized and delivered.

      (d) Force Majeure. Manager shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of terrorism, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, market disruptions, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications services, labor disputes, acts of civil or military authority, or governmental actions, or inability to obtain labor, material, equipment, services, or transportation.

      8. INDEMNIFICATION OF MANAGER. Lender agrees to indemnify, reimburse and hold Manager harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and

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expenses of counsel and accountants, which Manager may sustain or incur by reason of or as a result of Manager's acceptance of its appointment under this Agreement or any action taken or omitted by Manager in connection with the performance of its obligations or the exercise of its rights under this Agreement, any Securities Borrowing Agreement and any other Related Agreement; provided that such indemnification shall not extend to liabilities, losses, costs or expenses to the extent that such liabilities, losses, costs or expenses
(i) are found by a final judgment of a court of competent jurisdiction to have resulted from Manager's own willful misconduct or gross negligence or (ii) result from the performance of Manager's indemnity obligation under Section 6(a) hereof. Lender's obligations under this Section 8 shall be continuing obligations of Lender, and its successors and assigns and shall survive the termination of any Loans, this Agreement or any other Related Agreement.

      9. TRANSFERS FROM SECURITIES ACCOUNT AND COLLATERAL ACCOUNT.

      Lender hereby:

      (a) Instructs and directs Custodian, and authorizes Manager, to transfer or cause the transfer from the Collateral Account to Manager, to be retained by Manager as payment, any and all amounts due and payable to Manager hereunder, including without limitation, the Manager's Fee and the amount of any indemnities due under Section 8 hereof provided, however, that such transfer shall be reported to Lender in accordance with Section 3(f).

      (b) Instructs and directs Custodian to transfer or cause the transfer from the Securities Account and/or Collateral Account to Manager and/or any Approved Borrower any and all property in such accounts in accordance with written instructions from Manager as may be required under this Agreement. Lender agrees and acknowledges that (i) delivery of a copy of this Agreement to Custodian shall constitute written instructions to Custodian, (ii) Custodian is authorized to rely on such written instructions and (iii) Custodian shall be under no duty to inquire into the validity or accuracy of any such instructions.

      10. MULTIPLE LENDERS. For any Loan under this Agreement, each reference in the Agreement to Lender shall be deemed a reference solely to the particular Lender to which such Loan relates. In no circumstances shall the rights, obligations or remedies of Manager with respect to a particular Lender constitute a right, obligation or remedy applicable to any other lender. Furthermore, in no circumstances shall the rights, obligations or remedies of a particular Lender with respect to Manager be applicable to any other lender with respect to Manager. With respect to any Lender that is organized as a business trust (or a series thereof), Manager is hereby expressly put on notice of the limitation of liability set forth in the Declaration of Trust or similar instrument of such Lender and agrees that the obligations assumed by such Lender hereunder shall be limited in all cases to that Lender and its assets, and Manager shall not seek satisfaction of any such obligation from the officers, agents, employees, directors, trustees, or shareholders of such Lender.

      11. TAXES. Lender shall be responsible for all filings, tax returns and reports on any Loans which are to be made to any authority whether governmental or otherwise and for the payment of all Taxes and, insofar as Manager is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender's behalf, Manager may do so out of any moneys or assets of Lender held by Manager, Custodian or provided by Lender. Manager shall promptly notify Lender when Manager pays such amounts on Lender's behalf. Lender further acknowledges that the tax treatment of any amounts paid by an Approved Borrower in respect of dividends or distributions on Loaned Securities may be different from the tax treatment of such dividends or distributions had the Loaned Securities not been out on Loan to such Approved Borrower, and that Manager shall not be responsible for collecting any payments from Approved Borrower due to a retroactive change in law or rule of any governmental agency regarding the tax treatment of the interest or dividend to which such payment relates.

      12. MISCELLANEOUS PROVISIONS.

      (a) Transaction Costs. All transaction costs charged by Custodian shall be borne by Lender.

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      (b) Termination. This Agreement shall continue unless terminated earlier by either party upon delivery to the other party of a written notice, which shall be delivered no less than 45 days prior to the then effective termination date. On such date of termination (whether on or before its stated term, the "Termination Date"), Manager shall (i) terminate outstanding Loans in accordance with the terms of each applicable Securities Borrowing Agreement, (ii) cease making Loans and investing and reinvesting Cash Collateral (however, Manager may continue making Loans and/or investing and reinvesting Cash Collateral if Manager determines, in its sole judgment and discretion, that to do so would facilitate the orderly termination of the Loans and liquidation of the Cash Collateral Investments) and (iii) in its sole judgment and discretion proceed to liquidate Cash Collateral Investments in an orderly fashion (which may not occur until after the Termination Date), it being understood by Lender that early termination of Loans may result in losses on the liquidation of Cash Collateral Investments, which losses shall be for the account of Lender. Notwithstanding the foregoing, Manager may terminate this Agreement upon 5 days notice in the event of a material financial deterioration of Lender (as determined in Manager's sole discretion). Manager shall be entitled to receive the Manager's Fee on the Termination Date, calculated as if such date were the end of the month in which such Termination Date occurs, and all other amounts due and owing to it hereunder. To the extent Manager provides services after the Termination Date in order to provide for the orderly termination of this Agreement, Manager also shall be entitled to receive any Manager's Fees and all other amounts for the performance of its obligations hereunder after the Termination Date. Further, to the extent that any Approved Borrower owes obligations to Manager to which Manager has been subrogated, such subrogation rights shall survive the termination of this Agreement. Notwithstanding anything to the contrary herein contained, the terms and conditions of this Agreement shall remain in full force and effect with respect to any Loan or Cash Collateral Investment remaining outstanding after the Termination Date. In addition, notwithstanding anything to the contrary herein contained, the obligations set forth in Section 8 hereof shall survive the termination of this Agreement.

      (c) Notices. All notices shall be given to the party entitled to receive such notices at the addresses and telephone numbers set forth on Schedule III hereto and shall be effective only when received.

      (d) Entire Agreement; Modification or Amendment. This Agreement constitutes the entire agreement of the parties with respect to this subject matter and supersedes all prior oral or written agreements in regard thereto.

      (e) Rights and Remedies Cumulative. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of any additional rights and remedies.

      (f) Amendment. Unless otherwise specifically stated in this Agreement, no amendment to, or modification or waiver of, this Agreement, or any provision hereof, shall be valid unless made in writing and signed by all parties hereto.

      (g) Assignment. Neither this Agreement nor any Loan nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party (other than pursuant to a consolidation or amalgamation with, or merger into, or transfer of all or substantially all of a party's assets to, another entity, in each case whose financial condition is not materially worse than the financial condition of the transferring party) and any purported transfer without such consent will be void. Notwithstanding the foregoing, Manager may, without the consent of Lender, delegate to another branch or the head office of Manager any or all of the rights and obligations of the New York Branch of Manager under this Agreement, and (i) the New York Branch shall thereupon be relieved of all such transferred obligations under this Agreement, and (ii) all references to the State of New York or the United States in this Agreement (other than such as regard jurisdiction and governing law) shall be deemed to be references to the jurisdiction in which the principal offices of such other branch or head office, as applicable, are located, provided that such other branch or head office shall expressly assume the performance or observance of every obligation on the part of the New York Branch delegated thereto.

      (h) Severability. Should any provision(s) of this Agreement be declared or found to be illegal, unenforceable, ineffective or void, then each party shall be relieved of any obligations contained in such provision(s) and the balance of this Agreement, if capable of performance, shall remain in full force and effect.

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      (i) Counterparts; Exchange of Facsimile. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This Agreement may be delivered by exchange of facsimile copies of the executed counterparts with the same effect as if the parties had exchanged executed original counterparts.

      (j) Governing Law; Consent to Jurisdiction; Process Agent, etc.

            (i) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (ii) MANAGER AND LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY.

            (iii) LENDER HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (iv) TO THE EXTENT, IF ANY, LENDER MAY BE DEEMED TO HAVE OR HEREAFTER ACQUIRES IMMUNITY, ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE, FROM ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE THIS AGREEMENT OR TO COLLECT AMOUNTS DUE HEREUNDER (INCLUDING, WITHOUT LIMITATION, ATTACHMENT PROCEEDINGS PRIOR TO JUDGMENT OR IN AID OF EXECUTION) IN ANY JURISDICTION, LENDER HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO CLAIM THE SAME.

      13. NETWORK ACCESS.

      (a) Office Access Only.

            (i) Lender shall use its access to Manager's computer network, intranet website and other online facilities (collectively, the "System") only from Manager's facilities or from Lender's designated office location set forth on Schedule III hereto, and shall limit such access to Authorized Persons.

            (ii) Lender further represents and warrants that it shall not access, analyze, evaluate, attack, test, intrude upon, invade, connect with, penetrate, probe, or manipulate the System in any way except as agreed to, in writing, by Manager.

      (b) Firewall. Lender shall install and maintain at all times during the term of this Agreement a corporate "firewall" protecting its computer network in accordance with specifications and standards acceptable to Manager, in its reasonable discretion.

      (c) No viruses.

            (i) Lender shall not install on the System, nor permit anyone accessing the System through it to install on the System, any computer code designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, its operation, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as "viruses" or "worms"), or that would disable the System or impair in any way its operation based on the elapsing of a period of time, advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices) or any other similar harmful, malicious or hidden programs, procedures, routines or mechanisms which would cause such programs to cease functioning, or provide or allow unauthorized access to the System, or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations.

            (ii) In addition, Lender shall implement a commercially reasonable method to intercept and block or delete any such viruses, worms, time bombs, time locks, drop dead devices or other malicious or harmful programs, procedures, routines or mechanisms, and carry out on a regular basis, no less frequently than monthly, and more frequently as reasonably required, a commercially reasonable method to scan its computer system and eliminate from it any such malicious or harmful programs, procedures, routines or mechanisms.

      (d) Security Procedures/Audit Rights. Lender shall implement and maintain an appropriate security program, including appropriate physical, electronic and procedural safeguards, to (i) ensure the security and confidentiality of the Information, (ii) protect against any threats or hazards to the security or integrity of the Information, and (iii) prevent unauthorized access to or use of the Information. Lender shall immediately notify Manager (i) of any disclosure or use of any Information in breach of this Agreement and (ii) of any disclosure of any Information to Lender where the purpose of such disclosure is not known to Lender. Manager shall have the right, upon reasonable advance notice, to review Lender's policies and procedures used to maintain the security and confidentiality of the Information, to audit Lender for compliance with such policies and procedures and the terms of this Agreement, and to conduct virus scans of Lender's computer system. For purposes of this Section 13, "Information" shall mean all information (including, without limitation, reports furnished by Manager pursuant to Section 3(f) hereof) reviewed on, or downloaded from, the System by Lender.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date and year first above written.

                                                   STI CLASSIC FUNDS

                                                   _____________________________
                                                   Name:
                                                   Title:

                                                   STI CLASSIC VARIABLE TRUST

                                                   _____________________________
                                                   Name:
                                                   Title:

                                                   CREDIT SUISSE FIRST BOSTON,
                                                   NEW YORK BRANCH

                                                   _____________________________
                                                   Name:
                                                   Title:
                                                   _____________________________
                                                   Name:
                                                   Title:

               ANNEX A TO SECURITIES LENDING MANAGEMENT AGREEMENT

                                   DEFINITIONS

"Approved Borrower" shall mean any entity specified on Schedule I hereto (which may be amended from time to time pursuant to Section 3(b) hereof).

"Approved Investment" shall mean any type of security, instrument, participation or interest in property, and any repurchase, reverse-repurchase or sell and buy-back agreement in respect thereof, in which Cash Collateral and reinvestment proceeds may be invested or reinvested hereunder, and which are specified on
Schedule II hereto (which may be amended from time to time in a writing executed by Lender and Manager).

"Authorized Person" shall mean any person specified by Lender on Schedule III hereto (which may be amended from time to time by Lender with prior written notice to Manager of five days on which Custodian is or is required to be, and Manager is, open for business) to give Written Instructions on behalf of Lender.

"Borrower Event of Default" shall mean, with respect to any Securities Borrowing Agreement, the occurrence of an Event of Default (as defined therein) or Default (as defined therein) entitling Lender to terminate Loans thereunder.

"Cash Collateral" shall mean Loan Collateral in the form of cash denominated in United States Dollars.

"Cash Collateral Investment Shortfall" shall mean, with respect to a Cash Collateral Investment at any time of determination, an amount equal to the sum of (i) the amount of principal, interest, repurchase agreement purchase price or repurchase price, repurchase agreement price differential, or other money or distribution payable by an investment issuer or counterparty which is then past due (without giving effect to any grace or cure periods) and determined by reference to the agreement, security or instrument applicable thereto and (ii) the amount of any other loss (including without limitation Clearing System risk and market risk), potential loss, stay, moratorium or illiquidity with respect to a Cash Collateral Investment (whether or not in connection with the sale or liquidation of such Cash Collateral Investment) which results in a deficiency in the amount of Loan Collateral available for return to an Approved Borrower or for payment of any Rebate due to an Approved Borrower.

"Cash Collateral Investments" shall mean investments and reinvestments of Cash Collateral and proceeds of such investments and reinvestments in Approved Investments.

"Clearing System" shall mean, in the case of U.S. securities, the Depository Trust Company, Participants Trust Company, Government Securities Clearing Corporation and any other securities depository or clearing agency (and their respective successors and nominees) registered with the Securities and Exchange Commission or otherwise authorized to act as a securities depository or clearing agency and, in the case of non-U.S. securities, Euroclear, Clearstream and any other depository or clearing agency generally recognized as acting in such capacity or performing similar services with respect thereto.

"Collateral Account" shall mean one or more accounts established by Lender with Custodian for the purpose of holding Loan Collateral and Loan Fees paid by Approved Borrowers.

"Collateral Value" shall mean, in respect of any Loan Collateral as of any date of determination, the sum of the following: (i) in the case of Loans collateralized by Cash Collateral, the value (in U.S. Dollars as determined by the Manager in good faith in accordance with its standard procedures) of the Cash Collateral plus, without duplication, the Market Value of Cash Collateral Investments and (ii) in the case of Loans collateralized by Non-Cash Collateral in the form of securities, the Market Value of such Non-Cash Collateral.

"Custodian" shall mean the custodian specified on Schedule III hereto.

"Income" shall mean, with respect to a Cash Collateral Investment and the relevant period of calculation, the greater of (i) income realized and (ii) income expected by Manager, at the time such investment was made, to be realized in accordance with the agreement, security or instrument governing such Cash Collateral Investment (whether or not such investment is performing and/or subsequently restructured).

"Loan" shall mean each loan of a Loanable Security to an Approved Borrower pursuant to a Securities Borrowing Agreement.

"Loan Collateral" shall mean all Cash Collateral and Non-Cash Collateral delivered by Approved Borrowers as collateral for Loans and, without duplication, all cash amounts delivered by Lender for Cash Collateral Investment Shortfalls, all Cash Collateral Investments and proceeds of Cash Collateral Investments.

"Loan Fee" shall mean the Loan Fee (as defined in the applicable Securities Borrowing Agreement) payable by an Approved Borrower with respect to any Loan.

"Loanable Security" shall mean each security designated as loanable by Lender.

"Loaned Security" shall mean each security that is the subject of a Loan.

"Manager's Fee" shall have the meaning set forth in Section 4 hereof.

"Market Value" shall mean, with respect to any Loaned Securities or Loan Collateral at any time of determination, the market value thereof (including, in the case of fixed income securities, accrued and unpaid interest, unless contrary to market practice) at such time as determined in good faith by Manager in accordance with the provisions of the applicable Securities Borrowing Agreement.

"Non-Cash Collateral" shall mean all Loan Collateral, other than Cash Collateral and Cash Collateral Investments, in the form of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.

"Operating Guidelines" shall mean the agreement or other instrument which sets forth the operating procedures applicable to the Manager, Lender and Custodian in connection with the Securities Lending Program.

"Program Income" shall mean, with respect to any calendar month, an amount equal to (i) the sum of (x) all gross Income from all Cash Collateral Investments during such month (not including capital gains or losses and before deduction of any fees and expenses (including, without limitation, investment management fees, custody fees or administrative fees) incurred in connection with such Income), plus (y) all Loan Fees paid or payable during such month, minus (ii) all Rebates, if any, paid to Approved Borrowers during such month.

"Rebate" shall mean, with respect to any Loan collateralized by Cash Collateral, the Cash Collateral Fee (as defined in the applicable Securities Borrowing Agreement) payable by Lender to the Approved Borrower under the applicable Securities Borrowing Agreement.

"Related Agreements" shall mean, individually or collectively, as the context may require, the Securities Borrowing Agreements, the Custody Agreement, all repurchase, reverse-repurchase and sell and buy-back agreements, if any, executed by Manager on behalf of Lender in connection with Approved Investments, and all other agreements, documents, instruments and instructions executed by Manager pursuant to Section 2(a) hereof.

"Required Margin Level" shall have the meaning set forth in Section 3(d) hereof.

"Return Date" shall have the meaning set forth in Section 6(a) hereof.

"Securities Account" shall mean each account established and maintained by Lender with Custodian for the purpose of holding Loanable Securities.

"Securities Borrowing Agreement" shall mean each agreement, and each annex, schedule, and exhibit thereto, entered into by Manager, as Lender's agent, and an Approved Borrower, setting forth the terms and conditions pursuant to which Lender may from time to time lend Loanable Securities to such Approved Borrower.

"Securities Lending Management Services" shall have the meaning set forth in
Section 2(a) hereof.

"Securities Lending Program" shall mean the lending of Loanable Securities to Approved Borrowers and the making of Cash Collateral Investments hereunder, and all of the other transactions contemplated hereunder and under the Related Agreements.

"Taxes" shall mean all unpaid calls, taxes (including, without limitation, any value added taxes and any stamp taxes), imposts, levies or duties due on any principal, interest, or other payment or distribution, or transfer, in each case payable on or in connection with any Loan, Loanable Security, Loaned Security, Loan Collateral, Rebate or Loan Fee.

"Written Instructions" shall mean written communications actually received by Manager from an Authorized Person, or from a person believed by Manager to be an Authorized Person, by letter, memorandum, telegram, telex, cable, telecopy, facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby Manager is able to verify the identity of the sender of such communications or the sender is required to provide a password or other identification code.

               ANNEX B TO SECURITIES LENDING MANAGEMENT AGREEMENT

                                 List of Lenders

STI CLASSIC FUNDS:
High Income Fund
Investment Grade Bond Fund
Limited Term Federal Mortgage Fund
Short Term Bond Fund
U.S. Government Securities Fund
High Yield Fund
Balanced Fund
Institutional Short Term Bond Fund
Capital Appreciation Fund
Growth & Income Fund
International Equity Fund
International Equity Index Fund
Mid Cap Equity Fund
Mid Cap Value Equity Fund
Small Cap Value Equity Fund
Small Cap Growth Stock Fund
Tax Sensitive Growth Stock Fund
Value Income Stock Fund
Institutional Super-Short Income Plus Fund
Institutional U.S. Government Securities Super-Short Income Plus Fund Strategic Income Fund

STI CLASSIC VARIABLE TRUST:
Capital Growth Fund
Growth & Income Fund
International Equity Fund
Investment Grade Bond Fund
Mid Cap Equity Fund
Small Cap Value Equity Fund
Value Income Stock Fund

              SCHEDULE I TO SECURITIES LENDING MANAGEMENT AGREEMENT

                           List of Approved Borrowers

1.    ABN AMRO Bank N.V., New York Branch (1)
2.    ABN AMRO Incorporated (1)
3.    Banc of America Securities LLC (1)
4.    Barclays Capital Inc. (1)
5.    Bear Stearns & Co. Inc. (1)
6.    Bear Stearns Securities Corp. (2)
7.    BNP Paribas Securities Corp. (1)
8.    Citigroup Global Markets Inc. (1)
9.    Credit Suisse First Boston LLC (1)
10.   Daiwa Securities America Inc. (2)
11.   Deutsche Bank Securities Inc. (1)
12.   Goldman Sachs & Co. (1)
13.   Greenwich Capital Markets Inc. (1)
14.   Jefferies & Company Inc. (2)
15.   J.P. Morgan Securities, Inc. (1)
16.   Lehman Brothers Inc. (1)
17.   Merrill Lynch Government Securities Inc. (1)
18.   Merrill Lynch, Pierce, Fenner & Smith Incorporated (1)
19.   Morgan Stanley & Co., Incorporated (1)
20.   MS Securities Services Inc. (1)
21.   Nomura Securities International Inc. (1)
22.   SG Americas Securities, LLC (2)
23.   Societe Generale, New York Branch (2)
24.   UBS Securities LLC (1)

(1) Counterparty may enter into securities lending transactions and triparty repurchase transactions.
(2)   Counterparty may enter into securities lending transactions only.

             SCHEDULE II TO SECURITIES LENDING MANAGEMENT AGREEMENT

  [Cash Collateral Reinvestment Guidelines should be attached as Schedule II.]

             SCHEDULE III TO SECURITIES LENDING MANAGEMENT AGREEMENT

CUSTODIAN:  SunTrust Bank

MANAGER'S FEE:  15% of Program Income

SECURITIES LENDING REVENUE:

      STI Classic Funds ("SCF") and STI Classic Variable Trust ("SCVT") shall receive 85% of Program Income pursuant to the terms of this Agreement.

      To the extent that the aggregate Program Income earned at the end of each quarterly period by SCF and SCVT during the first year starting on March __, 2005 and ending on March __, 2006 is less than $1,323,529.41, Manager shall pay an amount equal to the difference between (i) $1,125,000 and (ii) 85% of such aggregate Program Income (the "Shortfall Amount") in the month following such quarterly period. Manager shall pay such Shortfall Amount only if, on a cumulative basis, a deficiency exists after taking into account the aggregate Program Income of all previous quarterly periods during such first year. Manager, SCF and SCVT shall determine each pro-rata amount of the Shortfall Amount to be paid to SCF and SCVT. Upon payment of any such pro-rata amount, Manager shall have satisfied its financial obligations to SCF and SCVT, as the case may be, for such quarterly period.

      If (i) by reason of a regulatory, legal, political or any other event, SCF or SCVT suspends securities lending, and/or the securities lending business in the United States or any other country that is the subject of this arrangement is terminated or materially restricted or (ii) a Material Change occurs with respect to the Loanable Securities, the parties (following delivery of notice as set forth in the next succeeding sentence) will enter into negotiations for a period of at least thirty (30) days for a new arrangement (or longer upon mutual agreement of the parties) (the "Negotiation Period") to reflect the changed regulatory, legal, political or business environment. Upon the occurrence of any of the events set forth in the preceding sentence, SCF, SCVT or Manager, as applicable, shall promptly give notice to the other party. If the parties fail to reach an agreement following such negotiations, either party may terminate this arrangement effective on not less than five (5) days' prior written notice to the other party following the last day of such Negotiation Period.

      "Material Change" shall mean, as of any date of determination, (i) a fundamental change in the investment strategy of SCF or SCVT (as in effect on January _, 2005) or (ii) a decrease in excess of 25% of the market value of the Loanable Securities calculated by reference to [$ ] (the market value of the Loanable Securities as of January __, 2005).

      "Program Income" shall mean, for the first year starting on March __, 2005 and ending on March __, 2006 only, an amount equal to (i) the sum of (x) all gross Income from all Cash Collateral Investments during such quarterly period (not including capital gains or losses and before deduction of any fees and expenses (including, without limitation, investment management fees, custody fees or administrative fees) incurred in connection with such Income), plus (y) all Loan Fees paid or payable during such quarterly period, minus (ii) all Rebates, if any, paid to Approved Borrowers during such quarterly period.

REQUIRED MARGIN LEVEL: The Required Margin Level for a Loan of any type of Loaned Security shall be an amount equal to the product of (i) the margin percentage specified below with respect to the relevant security type for such Loan and (ii) the Market Value of the Loaned Security (determined as of the date of computation).

      Type of Loaned Security                                Margin Percentage
-----------------------------------------                    -----------------
U.S. Equity Securities
      -     initially and thereafter                            102%
U.S. Fixed Income Securities
      -     initial margin                                      102%
      -     maintenance margin                                  100%
International Securities
      -     initial margin                                      105%
      -     maintenance margin                                  103%

LIST OF AUTHORIZED PERSONS:  [Client to provide.]

CONTACT INFORMATION FOR NOTICES:

Manager

Credit Suisse First Boston, New York Branch
One Madison Avenue, 2nd Floor
New York, NY  10010-3629

Attn: Operations Department
      Tel:  212-325-7699
      Fax:  212-325-7679

for Legal Notices, with a copy to:

Credit Suisse First Boston, New York Branch
One Madison Avenue, 9th Floor
New York, NY  10010-3629

Attn: Louis J. Impellizeri
      Vice President
      Legal and Compliance Department
      Tel:  212-325-4383
      Fax:  917- 326-7930

Lender [Client to provide.]